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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report on the financial statements of SAFECO Life Separate Account SL, dated February 8, 2002, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 8, 2002, in Post-Effective Amendment No. 21 to the Registration Statement (Form S-6, No. 333-30329) and related Prospectus of SAFECO Life Separate Account SL, dated May 1, 2002.

                                        /s/ ERNST & YOUNG, LLP

Seattle, Washington
April 26, 2002